Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Entravision Communications Corporation on Form S-4 of our report, dated February 7, 2003, appearing in the Annual Report on Form 10-K of Entravision Communications Corporation for the year ended December 31, 2002. We also consent to the reference to our firm under the captions “Experts” and “Selected Historical Financial Data” appearing in this Registration Statement.

/s/      McGladrey & Pullen, LLP

Pasadena, California

March 18, 2003